Exhibit 99.2

11975 El Camino Real, Suite 300	Phone: +1-858-222-8041
San Diego, CA 92130	Fax: +1-858-866-0482

NOT FOR IMMEDIATE RELEASE

APRICUS BIOSCIENCES PRICES $20.0 MILLION PUBLIC OFFERING OF

COMMON STOCK AND WARRANTS

SAN DIEGO, CA, February 9, 2012 (GLOBE NEWSWIRE) — Apricus Biosciences, Inc. (“Apricus Bio” or the “Company”) (Nasdaq:APRI) today announced that it has priced an underwritten public offering of 4,938,272 units at a price to the public of $4.05 per unit, for gross offering proceeds of $20.0 million. Each unit consists of (i) one share of common stock and (ii) one warrant to purchase 0.50 of a share of common stock. The shares of common stock and warrants are immediately separable and will be issued separately, and no units will be issued or certificated. The warrants are exercisable immediately upon issuance, having a five-year term and an exercise price of $5.25 per share. The warrants will be certificated, and will be delivered to the investors by physical delivery following the closing. There is no established public trading market for the warrants and we do not expect a market to develop. In addition, Apricus Bio has granted the underwriters a 30 day option to purchase up to an additional 740,740 Units to cover over-allotments, if any. The net offering proceeds to Apricus Bio from this offering are expected to be approximately $18.4 million, after deducting underwriting discounts and commissions and other estimated offering expenses. The offering is expected to close on or about February 14, 2012, subject to customary closing conditions.

Lazard Capital Markets LLC is acting as sole book-running manager for the offering, with JMP Securities LLC and Roth Capital Partners, LLC acting as the co-managers for the offering. Dawson James Securities, Inc. acted as a financial advisor to the Company for the offering.

Apricus Bio intends to use the net proceeds of this offering for general corporate purposes, including working capital, capital expenditures, development expenditures including filing for market authorization for multiple drugs in multiple territories and potential new product and company acquisitions, product re-launches and overall expansion of the commercial operations of the Company.

The securities described above are being offered pursuant to an effective registration statement on Form S-3, together with a prospectus supplement and accompanying base prospectus, previously filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”). The securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A preliminary prospectus supplement relating to the terms of the offering has been filed with the SEC and is available on the SEC’s web site at http://www.sec.gov. Copies of the final prospectus supplement relating to the offering, when available, may be obtained from Lazard Capital Markets LLC, 30 Rockefeller Plaza, 60th Floor, New York, NY, 10020 or via telephone at (800) 542-0970, or from the above-mentioned SEC website.

11975 El Camino Real, Suite 300 San Diego, CA 92130	Phone: +1-858-222-8041 Fax: +1-858-866-0482

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Apricus Biosciences, Inc.

Apricus Bio is a San Diego-based specialty pharmaceutical company, with commercial products and a broad pipeline across numerous therapeutic classes.

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995-that is, statements related to future, not past, events, including statements about the amount and use of the expected proceeds from the offering described herein. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words. These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate, including risks related to completing the contemplated offering. Actual results and future events could differ materially from those anticipated in such statements. The Company’s forward looking statements may include or relate to the Company’s plans to grow its business and its expectations regarding its operations and its business, and the sufficiency of the Company’s working capital. For further discussion of risks and uncertainties, individuals should refer to the risk factors set forth in Item 1A of the Company’s most recent annual report on Form 10-K, as updated in subsequent quarterly reports filed on Form 10-Q and other filings made with the SEC. The Company undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. All forward-looking statements are qualified in their entirety by this cautionary statement.

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11975 El Camino Real, Suite 300 San Diego, CA 92130	Phone: +1-858-222-8041 Fax: +1-858-866-0482

Apricus Bio Investor Relations:

David Pitts

Argot Partners

212-600-1902

david@argotpartners.com